[Stegman & Company Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS






Board of Directors
Tri-County Financial Corporation
3035 Leonardtown Road
Waldorf, Maryland  20604

Re:      Tri-County Financial Corporation
         1995 Stock Option Plan for Non-Employee Directors, as amended Registration Statement on Form S-8


     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Tri-County Financial Corporation of our report dated February 15, 2001, relating to the consolidated balance sheets of Tri-County Financial Corporation as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report was included in the Tri-County Financial Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and to the reference of our Firm under the caption "Experts" in the Prospectus.




                                                      /s/ Stegman & Company

September 28, 2001